Exhibit 99.1

Prepare™ Trial Topline Results February 28, 2019

Safe harbor statement Certain information, particularly information relating to future performance and other business matters, including expectatio ns regarding clinical development, our planned use of the proceeds from the offering, market opportunities and anticipated milestones constitute fo rwa rd - looking statements within the meaning of the Private Securities Litigation Reform Act. Forward - looking statements may generally contain words such as “believe,” “may,” “could,” “will,” “possible,” “can,” “estimate,” “continue,” “ongoing,” “consider,” “intend,” “indicate,” “plan,” “project,” “expect,” “should,” “would,” or “assume” or variations of suc h w ords or other words with similar meanings. Novavax cautions that these forward - looking statements are subject to numerous assumptions, risks and uncertai nties that change over time and may cause actual results to differ materially from the results discussed in the forward - looking statements. Uncertainties include but are not limited to clinical trial results, dependence on third party contractors, competition for c lin ical resources and patient enrollment and risks that we may lack the financial resources to fund ongoing operations. Additional information on Risk Factors are contained in Novavax’ filings with the U.S. Securities and Exchange Commission, in clu ding our Annual Report on Form 10 - K for the year ended December 31, 2017, our Quarterly Reports on Form 10 - Q, and our Current Reports on Form 8 - K, which are all available at http://www.sec.gov. Forward - looking statements are based on current expectations and assumptions and currently available data and are neither predic tions nor guarantees of future events or performance. Current results may not be predictive of future results. You should not place undue reliance on forward - looking statements which speak only as of the date hereof. The Company does not undertake to update or revise any forward - looking statements after they are made, whether as a result of ne w information, future events, or otherwise, except as required by applicable law. Prepare and ResVax are trademarks of Novavax, Inc. 2

“RSV is among the great threats to child health, causing illness and death by inflammatory disease of the lower respiratory tract.” Principals and Practice of Pediatric Infections Diseases, 4 th Edition, 2012, Etiologic Agents of Infectious Diseases H. Cody Meissner, M.D, Chief of the division of pediatric infectious diseases Tufts Medical Center, Boston

Respiratory syncytial virus Largest unmet need for a vaccine - preventable disease 4 Leading cause of hospitalizations in infants in the U.S., especially in the first 6 months of life 1 Leading cause of death in children under one year of age worldwide 2 # 2 # 1 1. Leader S. J Pediatr . 2003;143:S127 . 2. Losano R. Lancet. 2012/Dec15;380:2095

5 Timing of RSV hospitalizations in infants 1. Ting S/Nair H. Lancet. 2017/Sep2;390:946 69% of infants <1 year contract RSV 77% of these RSV infections occur before 6 months of age medical interventions 400,000 of infants < 6 months are admitted to the hospital 2 - 4% 1 Adapted from Hall Average Age and Number of RSV Hospitalizations Children - First Year of Life 2000 - 2005 1 35 25 15 5 10,000 5,000 1,000 2 4 6 8 10 12 5 ~ Average Age and Number of RSV Hospitalizations Children First Year of Life 2000 - 2005 1 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 0 5 10 15 20 25 30 35 <1 1 2 3 4 5 6 7 8 9 10 11 12 RSV HOSPITALIZATIONS RATE PER 1,000 CHILDREN MONTHS OF AGE Rate per 1000 RSV Hospitalizations Hall Rate per 1000 RSV Hospitalizations MONTHS OF AGE 35 25 15 5 10,000 5,000 1,000 2 4 6 8 10 12 In the U.S.:

6 Prevention of severe RSV disease Protect infants as early as birth and during the first months of life when they are most at risk for hospitalization Ease of administration during routine OBGyn visit Maternal immunization a proven strategy to protect infants Importance of its safety profile – administered to >3,000 pregnant women in Prepare™ Phase 3 trial ResVax – RSV vaccine for infants via maternal immunization ResVax is composed of recombinant RSV F nanoparticles adsorbed to aluminum phosphate. The F protein is essential to RSV infectivity and is the target of palivizumab.

Maternal vaccination has become a priority for expectant mothers, healthcare providers, and policy makers



> **Immunization during pregnancy has emerged as an important and successful public health intervention in both industrialized and developing countries.**
>
> –FDA[1]

Current vaccines recommended via maternal immunization include:

- Neonatal Tetanus[2]
- Whooping cough (Pertussis)[2]
- Influenza[2]

1. U.S. FDA. Vaccines for Use During Pregnancy to Protect Young Infants from Disease – FDA Update. Available at https://www.fda.gov/aboutfda/transparency/basics/ucm508553.htm.
2. CDC Guidelines during Pregnancy: https://www.cdc.gov/vaccines/pregnancy/downloads/immunizations-preg-chart.pdf

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Global footprint Multi - year global trial Enrollment occurred at 87 sites in 11 countries Supported by Bill & Melinda Gates Foundation ($89 million grant) 8

Goals and design

THE Prepare™ TRIAL

Primary objective

Determine the efficacy of maternal immunization with the RSV F vaccine against medically significant symptomatic RSV lower respiratory tract infection (LRTI) through 90, 120, 150 and 180 days of life in infants.

Design

Randomized, Observer-Blind, Placebo-Controlled	
Number of Participants	• 4,636 third trimester pregnant women randomized 2:1 (vaccine:placebo)
Length of Study Participation	• Maternal Participants: up to 9 months • Infant Participants: 1 year after delivery
Dosing	• 1 intramuscular (IM) Injection of RSV F Vaccine or Placebo at 28-36 weeks Estimated Gestational Age (EGA)
Safety Assessment	• Through 6 months post-partum in mothers • Through 1 year in infants

Efficacy Assessment	• Active/passive surveillance in mothers and infants
	  • Confirmation of RSV infection by RT-PCR
	  • Medically significant tachypnea or pulse oximetry
	  • Confirmation of LRTI
	  • Data collected at clinical sites or from both site and hospitalization records

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Trial highlights

THE Prepare TRIAL

Trial execution and immunogenicity data as expected

Safety appears benign in mothers and infants

Efficacy endpoints

- Primary endpoint (Day 90 site data) did not succeed (39.4%, 97.5%CI, -1.0% to 63.7%)
- ResVax demonstrated efficacy in preventing RSV-hospitalization (44.4%, 95%CI, 19.6% to 61.5%)
- Pre-specified exploratory endpoints severe hypoxemia and hospitalization using both site and hospitalization data are clinically meaningful and statistically significant
- Gestational age at the time of vaccination greatly affects efficacy
- U.S. efficacy was low compared to ROW by most measures and seems to be related to timing of immunization that influenced both immunity and exposure to RSV

Prevention of hospitalization and RSV illness with severe hypoxemia is a key finding

- Effects were very clear and robust enough to be manifested as a 25.3% (95%CI, 5.4% to 41.0%) reduction of **all** respiratory hospitalizations and a 39.1% (95%CI, 14.6% to 56.6%) reduction of all-cause severe hypoxemia in infants of immunized mothers through 180 days of life.

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11 15.5% 13.6% 6.1% 3.9% 3.8% 2.2% Infections LRTI LRTI w/ hypoxemia or tachypnea Primary endpoint Hospitalization Severe hypoxemia RSV attack rates 1 1. Expanded data from sites and hospitalizations, through 90 days, * LB 95%CI >0 We observed the expected hierarchy of attack rates by severity

12 What was our expectation for relative efficacy against the RSV infections/endpoints? 15.5% 13.6% 6.1% 2.2% HIGH LOW Infections LRTI Primary endpoint Hospitalization Severe hypoxemia 3.9% 3.8% RSV attack rates 1 Expected vaccine efficacy rates 1. Expanded data from sites and hospitalizations, through 90 days, * LB 95%CI >0 LRTI w/ hypoxemia or tachypnea

13 A hierarchy of efficacy by severity of disease 15.5% 13.6% 6.1% 3.9% 3.8% 2.2% 60%* 11% Observed vaccine efficacy rates Infections LRTI Primary endpoint Hospitalization Severe hypoxemia 15% 19% 41%* 42%* RSV attack rates 1 1. Expanded data from sites and hospitalizations, through 90 days, * LB 95%CI >0 LRTI w/ hypoxemia or tachypnea

14 Vaccine impact on all - cause respiratory disease 15.5% 13.6% 6.1% 3.9% 3.8% 2.2% 60%* 11% Observed vaccine efficacy rates Infections LRTI Primary endpoint Hospitalization Severe hypoxemia 15% 19% 41%* 42%* 25% 39% Vaccine efficacy for all - cause respiratory event over 180 days RSV attack rates 1 1. Expanded data from sites and hospitalizations, through 90 days, * LB 95%CI >0 LRTI w/ hypoxemia or tachypnea

Primary endpoint: medically - significant RSV LRTI • RSV detected by RT - PCR and • At least one manifestation of LRTI , and • At least one of the following: • SpO2 <95% at sea level or <92% at >1800m • Respiratory rate ≥70 bpm in infants 0 to 59 days of age or ≥60 bpm in infants ≥60 days of age Secondary endpoints • RSV LRTI with hospitalization • RSV LRTI with severe hypoxemia Exploratory efficacy endpoints • Same as primary and secondary with data from sites and hospitalizations (expanded data) 15 Primary, secondary, and exploratory efficacy endpoints

Evaluation of Day 90 e fficacy endpoints All countries, per - protocol population 16 Day 90 Vac. Efficacy (%) (97.52%CI and 95%CI for MS RSV LRTI primary endpoint, all others 95%CI) Placebo, Vaccine cases RSV MS LRTI RSV hospitalizations RSV LRTI w/ severe hypoxemia Primary and secondary: Site data 39.4 ( - 1, 63.7) (5.3, 61.2) 35/1430, 41/2765 44.4 ( 19.6, 61.5) 53/1430, 57/2765 48.3 ( - 8.2, 75.3) 14/1430, 14/2765

Evaluation of Day 90 e fficacy endpoints All countries, per - protocol population 17 Day 90 Vac. Efficacy (%) (97.52%CI and 95%CI for MS RSV LRTI primary endpoint, all others 95%CI) Placebo, Vaccine cases RSV MS LRTI RSV hospitalizations RSV LRTI w/ severe hypoxemia Primary and secondary: Site data 39.4 ( - 1, 63.7) (5.3, 61.2) 35/1430, 41/2765 44.4 ( 19.6, 61.5) 53/1430, 57/2765 48.3 ( - 8.2, 75.3) 14/1430, 14/2765 Pre - specified exploratory: Expanded data 40.9 ( 15.9, 58.5) 56/1430, 64/2765 41.7 ( 16.7, 59.2) 55/1430, 62/2765 59.6 ( 32.1, 76.0) 32/1430, 25/2765

Evaluation of Day 90 e fficacy endpoints All countries, per - protocol population 18 Day 90 Vac. Efficacy (%) (97.52%CI and 95%CI for MS RSV LRTI primary endpoint, all others 95%CI) Placebo, Vaccine cases RSV MS LRTI RSV hospitalizations RSV LRTI w/ severe hypoxemia Primary and secondary: Site data 39.4 ( - 1, 63.7) (5.3, 61.2) 35/1430, 41/2765 44.4 ( 19.6, 61.5) 53/1430, 57/2765 48.3 ( - 8.2, 75.3) 14/1430, 14/2765 Pre - specified exploratory: Expanded data 40.9 ( 15.9, 58.5) 56/1430, 64/2765 41.7 ( 16.7, 59.2) 55/1430, 62/2765 59.6 ( 32.1, 76.0) 32/1430, 25/2765 Post hoc: Vaccination <33 weeks GA 41.4 ( 4.1, 64.2) 29/848, 33/1646 53.5 ( 23.0, 71.9) 31/848, 28/1646 70.2 ( 37.6, 85.7) 19/848, 11/1646

Geographic imbalance in efficacy Pre - specified exploratory: expanded data, per protocol population Day 90 Vac. Efficacy (%) (95%CI) Placebo, Vaccine cases All U.S. S. Africa ROW* MS RSV LRTI 40.9 (15.9, 58.5) 56/1430, 64/2765 - 32.7 ( - 238.9, 48.1) 6/346, 15/652 57.0 (32.7, 72.5) 40/732, 34/1447 20.7 ( - 74.6, 64.0) 10/352, 15/666 U.S. efficacy was low compared to ROW by most measures and appears to be related to timing of immunization, including the negative effects of late gestational age immunization and short intervals to birth, conditions which were more common in U.S. subjects. * ROW = All countries except U.S. and South Africa 19

Effect of gestational age at immunization <33 weeks Day 90 Vac. Efficacy (%) (95%CI) Placebo, Vaccine cases All U.S . S. Africa < 33 weeks > 33 weeks < 33 weeks > 33 weeks < 33 weeks > 33 weeks RSV MS - LRTI 41.4 ( 4.1, 64.2) 29/848 33/1646 40.3 ( 0.9, 64.0) 27/582 31/1119 - 9.7 ( - 259.2, 66.5) 4/175 8/319 - 79.7 ( - 755.8, 62.3) 2/171 7/333 55.4 ( 19.5, 75.3) 23/528 20/1029 59.8 ( 20.1, 79.8) 17/204 14/418 RSV hospitalization 53.5 ( 23.0, 71.9) 31/848 28/1646 26.3 ( - 23.1, 55.9) 24/582 34 /1119 26.9 ( - 223.1, 83.4) 3/175 4/319 -- 0/171 7/333 61.0 ( 29.8, 78.3) 25/528 19/1029 57.7 ( 12.8, 79.5) 15/204 13/418 RSV LRTI w/ severe h ypoxemia 70.2 ( 37.6, 85.7) 19/848 11/1646 44.0 ( - 18.4, 73.5) 13/582 14/1119 45.1 ( - 286.1, 92.2) 2/175 2/319 -- 0/171 3/333 80.8 ( 51.1, 92.4) 16/528 6/1029 67.5 ( 9.8, 89.2) 9/204 6/418 Pre - specified exploratory endpoints: expanded data, per protocol population Mothers immunized <33 weeks of gestational age had higher vaccine efficacy across all endpoints 20

Discuss data and licensure path forward with the FDA and European regulatory authorities Basis for discussion: • Vaccine is safe • Immune responses, transfer, and antibody half - lives are similar across countries • Immunization can be focused on 26 to <33 weeks gestational age to optimize efficacy • Prevention of hospitalization/severe hypoxemia is a key finding • Effects were very clear and robust enough to be manifested at the all - cause level, globally 21 Regulatory p ath forward

22 Critical efficacy findings Day 90 Vac. Efficacy (%) (95%CI) Placebo, Vaccine cases RSV MS LRTI RSV hospitalizations RSV LRTI w/ severe hypoxemia Primary and secondary: Site data through 90 days 39.4 (5.3, 61.2) 35/1430, 41/2765 44.4 ( 19.6, 61.5) 53/1430, 57/2765 48.3 ( - 8.2, 75.3) 14/1430, 14/2765 Pre - specified exploratory: Expanded data through 90 days 40.9 ( 15.9, 58.5) 56/1430, 64/2765 41.7 ( 16.7, 59.2) 55/1430, 62/2765 59.6 ( 32.1, 76.0) 32/1430, 25/2765 All - cause LRTI: data through 180 days 25.3* (5.6, 41.0) 117/1430, 169/2765 39.1* ( 14.6, 56.6) 62/1430 , 73/2765 *All - cause LRTI w/ severe hypoxemia pre - specified , exploratory. All - cause LRTI hospitalization post hoc.

All hospitalizations with LRTI signs or symptoms that includes but doesn’t require RSV detection The effect of the pneumococcal vaccine against all - cause LRTI hospitalization was 7 - 9% 1 , or against all - cause ‘clinical pneumonia’ was 4 - 7% 2,3 25% reduction in all hospitalizations with LRTI signs or symptoms is a major effect Similarly, 39% reduction of severe hypoxemia would lower the risk of death and therefore has significant public health ramifications • Hypoxemia: 4 - 5x increased risk of death with severe hypoxemia 4,5,6 23 “All - cause” findings 1. Madhi et al. Clin Infect Dis. 2005 May 15;40(10):1511 - 8; 2. Cutts et al. Lancet. 2005 Mar 26 - Apr 1;365(9465):1139 - 46. ; 3. Black et al. Pediatr Infect Dis J. 2002 Sep;21(9):810 - 5.; 4. Usen et al. BMJ. 1999 Jan 9;318(7176):86 - 91.; 5. Onyango et al, BMJ. 1993 Mar 6;306(6878):612 - 5. ; 6. Subhi et al, Lancet Infect Dis. 2009 Apr;9(4):219 - 27 .

Conclusions 24 Vaccine appears to be safe in mothers and infants. First RSV vaccine to demonstrate efficacy against RSV - hospitalization in a Phase 3 trial . Reduction in all - cause hospitalization and respiratory illness with severe hypoxemia has major public health implications globally. Prevention of RSV LRTI hospitalization and RSV LRTI with severe hypoxemia are key findings. Novavax will present the data to regulatory authorities to seek advice on path forward.

“ We are very encouraged that the Novavax maternal RSV vaccine reduced severe RSV hypoxemia by 60% in the first months of life and believe this vaccine has great potential for reducing RSV - associated deaths in young babies.” Keith Klugman, M.D., Ph.D. Director of the Bill & Melinda Gates Foundation’s Pneumonia Program

26 The power of collaboration through our partners $89 Million in grants $7 Million in grants

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